Member Audio/Web Conference October 31, 2019 Exhibit 99.1

Winthrop Watson President & CEO

Ted Weller Chief Accounting Officer

Statements contained in this document, including statements describing the objectives, projections, estimates, or predictions of the future of the Federal Home Loan Bank of Pittsburgh (the Bank), may be “forward-looking statements.” These statements may use forward-looking terms, such as “anticipates,” “believes,” “could,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: economic and market conditions, including, but not limited to real estate, credit and mortgage markets; volatility of market prices, rates, and indices related to financial instruments, including, but not limited to, the possible discontinuance of the London Interbank Offered Rate (LIBOR) and the related effect on the Bank’s LIBOR-based financial products, investments and contracts; political, legislative, regulatory, litigation, or judicial events or actions; changes in assumptions used in the other-than-temporary impairment (OTTI) process; risks related to mortgage-backed securities (MBS); changes in the assumptions used in the allowance for credit losses; changes in the Bank’s capital structure; changes in the Bank’s capital requirements; membership changes; changes in the demand by Bank members for Bank advances; an increase in advances’ prepayments; competitive forces, including the availability of other sources of funding for Bank members; changes in investor demand for consolidated obligations and/or the terms of interest rate exchange agreements and similar agreements; changes in the Federal Home Loan Bank (FHLBank) System’s debt rating or the Bank’s rating; the ability of the Bank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which the Bank has joint and several liability; applicable Bank policy requirements for retained earnings and the ratio of the market value of equity to par value of capital stock; the Bank’s ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements); business and capital plan adjustments and amendments; technology and cyber-security risks; and timing and volume of market activity. Cautionary Statement Regarding Forward-Looking Information

Financial Highlights – Statement of Income (in millions)

Financial Highlights – Selected Balance Sheet (in millions) (in millions)

Capital Requirements

Mark Evanco Senior Director, Business Development & Strategy

Membership Highlights $74.6 billion average advances YTD Sept. 30, 2019 Approximately 80 percent of members have borrowed this year Remember to exercise your borrowing ability $18.6 billion letters of credit at Sept. 30 $753 million Mortgage Partnership Finance® (MPF®) Program fundings at Sept. 30 “Mortgage Partnership Finance” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago.

Period-End Advance Balance Trends Term-Out Tuesdays are back Oct. 22 through Nov. 26 Best rates available from 9:30 a.m. to noon

Affordable Housing Program (AHP): 165 projects were submitted Awards will be announced in December : $7 million commitment in 2019 among the Bank and three state housing finance agencies Nearly 200 applications were submitted and are being evaluated Awards will be announced in November and December Community Investment

LIBOR/SOFR Update Standard and returnable SOFR advances are available Over $150 billion in SOFR-indexed debt issued by FHLBank System Federal Housing Finance Agency (FHFA) Supervisory Letter, by Mar. 31, 2020: No new LIBOR-indexed advances maturing after Dec. 31, 2021 Members can likely anticipate additional LIBOR-indexed collateral reporting requirements, along with our regular quarterly certification

Capital Management FHLBank capital structure is different than a typical financial institution Capital management impacts: Financial performance Regulatory standing Dividends Value transfer to our members Member feedback

Winthrop Watson President & CEO

Member Audio/Web Conference October 31, 2019